EXHIBIT 99.1

Apollo Co-Founder Josh Harris to Step Down from Day to Day Role upon Completion of Athene Merger

New York, May 20, 2021—Apollo Global Management, Inc. (“Apollo” or “the firm”) (NYSE: APO) today announced that Co-Founder Josh Harris has decided to step down from his day-to-day role at the firm to return to his roots as an investor and entrepreneur. Mr. Harris will continue to serve on Apollo’s Board of Directors and Executive Committee of the Board. The effective date of Mr. Harris’ transition will coincide with Apollo’s combination with Athene (NYSE: ATH) expected to close in the first quarter of 2022.

Mr. Harris will focus on continuing to build his multi-asset-class investing business and HBSE, a sports and entertainment company, as well as growing his family’s foundation.

Apollo CEO Marc Rowan said, “Josh has been an amazing partner and it has been my privilege to work side by side with him for nearly 35 years as we helped build the firm into a leading financial services company. I am fortunate to be leading a business with an incredibly strong management team which Josh had a significant role in helping develop. I have no doubt Josh will be incredibly successful in whatever he sets his mind to and will continue to be available to us through his seat on the Board and the Executive Committee.”

Mr. Harris said in a statement: “After nearly 31 years at Apollo, it is time for me to start the next chapter of my career, where I will focus full-time on the platforms I’ve created outside of the firm as well as deepen my commitment to philanthropy and social impact.

“I have dedicated the past three decades to helping lead and build this incredible company. I leave knowing that our unrivaled and deeply talented global team is in the most capable hands under Marc’s leadership. I am grateful to Marc for his partnership and friendship.”

Led by a team of professionals overseen by Co-Presidents Scott Kleinman and James Zelter, Apollo recently reported earnings for the quarter ended March 31, 2021 with assets under management of approximately $461 billion, record fee-related earnings, a 22% appreciation of its funds’ private equity portfolios and efforts further positioning the firm for growth including the scaling of the High Grade Alpha platform and a variety of new initiatives.

About Apollo

Apollo is a high-growth, global alternative asset manager. We seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three business strategies: yield, hybrid and opportunistic. Through our investment activity across our fully integrated platform, we serve the retirement income and financial return needs of our clients, and we offer innovative capital solutions to businesses.

Our patient, creative, knowledgeable approach to investing aligns our clients, businesses we invest in, our employees and the communities we impact, to expand opportunity and achieve positive outcomes. As of March 31, 2021, Apollo had approximately $461 billion of assets under management. To learn more, please visit www.apollo.com.

Forward-Looking Statements

This press release may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the SEC on February 19, 2021 and quarterly report on Form 10-Q filed with the SEC on May 10, 2021, as such factors may be updated from time to time in Apollo’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. Apollo undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

Contact Information

For Investors

Peter Mintzberg, Head of Investor Relations

Apollo Global Management, Inc.

(212) 822-0528

APOInvestorRelations@apollo.com

For Media

Joanna Rose, Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

Communications@apollo.com